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                 [UNION PACIFIC RESOURCES GROUP INC. LETTERHEAD]

                                                     March 3, 1997

Union Pacific Resources Group Inc.
801 Cherry Street
Forth Worth, Texas 76102

         RE:      Union Pacific Resources Group Inc.
                  Registration Statement on Form S-3
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Dear Sirs:

         I am the General Attorney of Union Pacific Resources Group Inc., a Utah corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company and UPRG Capital Trust I, UPRG Capital Trust II and UPRG Capital Trust III, each a Delaware statutory business trust (collectively, the "UPRG Trusts") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (a) the following Securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities,
(iii) warrants to purchase Senior Debt Securities (the "Debt Warrants"), (iv) shares of preferred stock, without par value, (the "Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"),
(vi) shares of common stock, without par value, (the "Common Stock"), and (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants" and, collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"), and (b) the following securities of the UPRG Trusts: (i) preferred securities, and (ii) guarantees of preferred securities, for issuance from time to time pursuant to Rule 415 under the Securities Act.

         I have examined (i) the form of the Senior Indenture (the "Senior Indenture") between the Company and Texas Commerce Bank National Association, as trustee (the "Senior Trustee"), pursuant to which the Senior Debt Securities will be issued, and (ii) I have examined such other documents and made such other investigations as I have deemed necessary or

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advisable for purposes of this opinion. Based thereon, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

         2. The execution and delivery of the Senior Indenture by the Company and the issuance and sale of Senior Debt Securities have been validly authorized by all necessary corporate action by the Company.


         3. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Senior Indenture shall have been executed and delivered by the Company and the Senior Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Senior Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, the Senior Debt Securities shall constitute binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and subject to general principles of equity.

         4. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Preferred Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon exercise of Warrants, the Preferred Stock will be validly issued, fully paid and non-assessable.

         5. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii)

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                  the Common Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon exercise of Warrants, the Common Stock will be validly issued, fully paid and non-assessable.

         6. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) a warrant agreement or agreements shall have been authorized, executed and delivered by the Company and a warrant agent, and (iv) the Warrants shall have been duly executed and delivered against payment therefor, the Warrants shall be legally issued.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Mark L. Jones

                                                     Mark L. Jones